                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                     SCUDDER SPAIN AND PORTUGAL FUND, INC.
--------------------------------------------------------------------------------
         (Name of Registrant as Specified In Its Declaration of Trust)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[SCUDDER LOGO]

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

                                 IMPORTANT NEWS


                                                                  September 1997



FOR SCUDDER SPAIN AND PORTUGAL FUND, INC. STOCKHOLDERS



     While we encourage you to read the full text of the enclosed Proxy Statement, here's a brief overview of some changes affecting your Fund which require a stockholder vote.


                          Q & A: QUESTIONS AND ANSWERS

Q.  WHAT IS HAPPENING?


A. Scudder, Stevens & Clark, Inc. ("Scudder"), your Fund's investment manager, has agreed to form an alliance with Zurich Insurance Company ("Zurich"). Zurich is a leading international insurance and financial services organization. As a result of the proposed alliance, there will be a change in ownership of Scudder. In order for Scudder to continue to serve as investment manager of your Fund, it is necessary for the Fund's stockholders to approve a new investment management, advisory and administration agreement. The following pages give you additional information on Zurich and the proposed new investment management, advisory and administration agreement. The approval of the new investment management, advisory and administration agreement is an important matter to be voted upon. THE BOARD MEMBERS OF YOUR FUND, INCLUDING THOSE WHO ARE NOT AFFILIATED WITH THE FUND OR SCUDDER, RECOMMEND THAT YOU VOTE FOR THIS PROPOSAL.


Q. WHY AM I BEING ASKED TO VOTE ON THE PROPOSED NEW INVESTMENT MANAGEMENT, ADVISORY AND ADMINISTRATION AGREEMENT?

A. The Investment Company Act of 1940, which regulates investment companies such as the Fund, requires a vote whenever there is a change in control of a fund's investment manager. Zurich's alliance with Scudder will result in such a change of control and requires stockholder approval of a new investment management, advisory and administration agreement with the Fund.

                                                                Spain & Portugal

Q.  HOW WILL THE SCUDDER-ZURICH ALLIANCE AFFECT ME AS A FUND STOCKHOLDER?

A. Your Fund and your Fund's investment objective will not change. You will still own the same shares in the same Fund. The terms of the new investment management, advisory and administration agreement are the same in all material respects as the investment management, advisory and administration agreement that will be in effect immediately prior to the consummation of the alliance. Similarly, the other service arrangements between you and Scudder will not be affected. You should continue to receive the same level of services that you have come to expect from Scudder over the years. If stockholders do not approve the new investment management, advisory and administration agreement, the current investment management, advisory and administration agreement will terminate upon the closing of the transaction and the Board of Directors will take such action as it deems to be in the best interests of your Fund and its stockholders.

Q.  WHY HAS SCUDDER DECIDED TO ENTER INTO THIS ALLIANCE?

A. Scudder believes that the Scudder-Zurich alliance will enable Scudder to enhance its capabilities as a global asset manager. Scudder further believes that the alliance will enable it to enhance its ability to deliver the level of services currently provided to you and your Fund and to fulfill its obligations under the new investment management, advisory and administration agreement consistent with current practices.

Q.  WILL THE INVESTMENT MANAGEMENT FEES BE THE SAME?

A.  The investment management fees paid by your Fund will remain the same.

Q.  HOW DO THE BOARD MEMBERS OF MY FUND RECOMMEND THAT I VOTE?

A. After careful consideration, the Board members of your Fund, including those who are not affiliated with the Fund or Scudder, recommend that you vote in favor of the proposal on the enclosed proxy card.

Q.  WHOM DO I CALL FOR MORE INFORMATION?


A. Please call Shareholder Communications Corporation, your Fund's information agent, at 1-800-733-8481, ext. 488.


Q. WILL THE FUND PAY FOR THE PROXY SOLICITATION AND LEGAL COSTS ASSOCIATED WITH THIS TRANSACTION?

A.  No, Scudder will bear these costs.

                                                (continues on inside back cover)

                              ABOUT THE PROXY CARD

     If you have more than one account in the Fund in your name at the same address, you will receive separate proxy cards for each account, but only one proxy statement for the Fund. Please vote all issues on EACH proxy card that you receive.

               THANK YOU FOR MAILING YOUR PROXY CARD(S) PROMPTLY.

                                     [SCUDDER LOGO]



For more information, please call Shareholder Communications Corporation, your Fund's information agent, at 1-800-733-8481, ext. 488.


                                                                Spain & Portugal

[SCUDDER SPAIN/PORTUGAL LOGO]

                                                                 345 Park Avenue


                                                        New York, New York 10154



SCUDDER SPAIN AND PORTUGAL FUND, INC.



                                                               September 2, 1997


Dear Stockholder:

    Scudder, Stevens & Clark, Inc. ("Scudder") entered into an agreement with Zurich Insurance Company ("Zurich") pursuant to which Scudder and Zurich have agreed to form an alliance. Under the terms of the agreement, Zurich will acquire a majority interest in Scudder, and Zurich Kemper Investments, Inc., a Zurich subsidiary, will become part of Scudder. Scudder's name will be changed to Scudder Kemper Investments, Inc. As a result of this transaction, it is necessary for the stockholders of each of the funds for which Scudder acts as investment manager, including your Fund, to approve a new investment management agreement.

    The following important facts about the transaction are outlined below:

    - The transaction has no effect on the number of shares you own or the value of those shares.

    - The advisory fees and expenses paid by your Fund will not increase as a result of this transaction.

    - The investment objective of your Fund will remain the same.

    - The non-interested Directors of your Fund have carefully reviewed the proposed transaction, and have concluded that the transaction should cause no reduction in the quality of services provided to your Fund and should enhance Scudder's ability to provide such services.

    THE BOARD MEMBERS OF YOUR FUND BELIEVE THAT THE PROPOSAL SET FORTH IN THE NOTICE OF MEETING FOR YOUR FUND IS IMPORTANT AND RECOMMEND THAT YOU READ THE ENCLOSED MATERIALS CAREFULLY AND THEN VOTE FOR SUCH PROPOSAL.

    Since all of the funds for which Scudder acts as investment manager are required to conduct stockholder meetings, if you own shares of more than one fund, you will receive more than one proxy card. Please sign and return each proxy card you receive.

    Your vote is important. PLEASE TAKE A MOMENT NOW TO SIGN AND RETURN YOUR PROXY CARD(S) IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE. If we do not receive your executed proxy card(s) after a reasonable amount of time you may receive a telephone call from our proxy solicitor, Shareholder Communications Corporation, reminding you to vote your shares.

    Thank you for your cooperation and continued support.

Respectfully,

/s/ Nicholas Bratt         /s/ Daniel Pierce
Nicholas Bratt             Daniel Pierce
President                  Chairman of the Board


STOCKHOLDERS ARE URGED TO SIGN AND RETURN THE PROXY CARD(S) IN THE POSTAGE PAID ENVELOPE SO AS TO ENSURE A QUORUM AT THE MEETING. YOUR VOTE IS IMPORTANT REGARDLESS OF THE SIZE OF YOUR SHAREHOLDINGS.

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of
Scudder Spain and Portugal Fund, Inc.:


     Please take notice that a Special Meeting of Stockholders of Scudder Spain and Portugal Fund, Inc. (the "Fund") will be held at the offices of Scudder, Stevens & Clark, Inc., 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154 on October 21, 1997, at 10:00 a.m., Eastern time, for the following purpose:



              (1) To approve or disapprove a new investment management, advisory and administration agreement between the Fund and Scudder Kemper Investments, Inc.


     The appointed proxies will vote on any other business as may properly come before the meeting or any adjournments thereof.

     Holders of record of shares of common stock of the Fund at the close of business on August 8, 1997 are entitled to vote at the meeting and at any adjournments thereof.


     In the event that the necessary quorum to transact business or the vote required to approve or reject the proposal is not obtained at the meeting, the persons named as proxies may propose one or more adjournments of the meeting, in accordance with applicable law, to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor and will vote against any such adjournment those proxies to be voted against the proposal.



                                             By order of the Board of Directors,

                                                  Thomas F. McDonough, Secretary


September 2, 1997



     IMPORTANT--WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD(S) IN THE ENCLOSED ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE AND IS INTENDED FOR YOUR CONVENIENCE. YOUR PROMPT RETURN OF THE ENCLOSED PROXY CARD(S) MAY SAVE THE NECESSITY AND EXPENSE OF FURTHER SOLICITATIONS TO ENSURE A QUORUM AT THE SPECIAL MEETING. IF YOU CAN ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES IN PERSON AT THAT TIME, YOU WILL BE ABLE TO DO SO.

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

                   345 PARK AVENUE, NEW YORK, NEW YORK 10154

                                PROXY STATEMENT

GENERAL


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Scudder Spain and Portugal Fund, Inc. (formerly known as "The First Iberian Fund, Inc.") (the "Fund") for use at the Special Meeting of Stockholders, to be held at the offices of Scudder, Stevens & Clark, Inc. ("Scudder"), 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154, on October 21, 1997 at 10:00 a.m., Eastern time, and at any and all adjournments thereof (the "Meeting"). (In the description of the proposal below, the word "fund" is sometimes used to mean investment companies or series thereof in general, and not the Fund whose proxy statement this is.)



     This Proxy Statement, the Notice of Special Meeting and the proxy card are first being mailed to stockholders on or about September 2, 1997 or as soon as practicable thereafter. Any stockholder giving a proxy has the power to revoke it by mail (addressed to the Secretary at the principal executive office of the Fund, c/o Scudder, Stevens & Clark, Inc., 345 Park Avenue, New York, New York 10154) or in person at the Meeting, by executing a superseding proxy or by submitting a notice of revocation to the Fund. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, in favor of the proposal referred to in the Proxy Statement.


     The presence at any stockholders' meeting, in person or by proxy, of the holders of a majority of the shares entitled to be cast shall be necessary and sufficient to constitute a quorum for the transaction of business. In the event that the necessary quorum to transact business or the vote required to approve or disapprove the proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law, to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor and will vote against any such adjournment those proxies to be voted against the proposal. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" will be treated as shares that are present but which have not been voted. Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Accordingly, stockholders are urged to forward their voting instructions promptly.

     Proposal 1 requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund. The term "majority of the outstanding voting securities" as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), and as used in this Proxy Statement, means: the affirmative vote of the lesser of (1) 67% of the voting securities of the Fund present at the Meeting if more than 50% of the outstanding shares of the Fund are present in person or by proxy or (2) more than 50% of the outstanding shares of the Fund.



     Abstentions will have the effect of a "no" vote for Proposal 1. Broker non-votes will have the effect of a "no" vote for Proposal 1 if such vote is determined on the basis of obtaining the affirmative vote of more than 50% of the outstanding shares of the Fund. Broker non-votes will not constitute "yes" or "no" votes and will be disregarded in determining the voting securities "present" if such vote is determined on the basis of the affirmative vote of 67% of the voting securities of the Fund present at the Meeting.


     Holders of record of the shares of the common stock of the Fund at the close of business on August 8, 1997 (the "Record Date"), will be entitled to one vote per share on all business of the Meeting. The number of shares outstanding as of June 30, 1997 was 6,511,154.


     The table below sets forth the number of shares of the Fund owned directly or beneficially by the Directors of the Fund as of June 30, 1997. Directors who do not own any shares have been omitted from the table.



                         DIRECTOR                   SHARES OWNED(1)
        ------------------------------------------  ---------------
        Nicholas Bratt............................        3,904
        Richard M. Hunt...........................        3,500
        Wilson Nolen..............................       10,000
        Daniel Pierce.............................        6,241
        All Directors and Officers as a group.....       23,645


---------------

(1) The information as to beneficial ownership is based on statements furnished to the Fund by each Director. Unless otherwise noted, beneficial ownership is based on sole voting and investment power. Each Director's individual shareholdings of the Fund constitutes less than 1/4 of 1% of the shares outstanding of the Fund. As a group, the Directors and officers own 0.36% of the shares of the Fund.



     According to filings with the Securities and Exchange Commission on
Schedule 13G made in April 1997, Olliff & Partners PLC reported beneficial ownership of 1,160,700 shares, or 17.8% of the Fund's outstanding shares, which includes 1,157,500 shares, or 17.8% of the Fund's outstanding shares, owned by City of London Investment Management Co. Ltd., which includes 501,900 shares, or 7.8% of the Fund's outstanding shares, owned by Emerging Markets Country Fund. The address for all three of the above named entities is 10 Eastcheap, London EC3M 1AJ, England.

     Except as noted above, to the best of the Fund's knowledge, as of June 30, 1997, no other person owned beneficially more than 5% of the outstanding shares of the Fund.


     The Fund provides periodic reports to all of its stockholders which highlight relevant information including investment results and a review of portfolio changes. You may receive an additional copy of the most recent annual report for the Fund, and a copy of any more recent semi-annual report, without charge, by calling 1-800-349-4281 or writing the Fund, c/o Scudder, Stevens & Clark, Inc., 345 Park Avenue, New York, New York 10154.

                          PROPOSAL 1: APPROVAL OF NEW
                        INVESTMENT MANAGEMENT AGREEMENT

INTRODUCTION


     Scudder acts as the investment adviser to and manager for the Fund pursuant to an Investment Management Agreement dated April 1, 1992 (the "Current Investment Management Agreement") and as administrator for the Fund pursuant to an Administration Agreement dated as of May 1, 1992 (the "Administration Agreement"). (Scudder is sometimes referred to in this Proxy Statement as the "Investment Manager.")


     On June 26, 1997, Scudder entered into a Transaction Agreement (the "Transaction Agreement") with Zurich Insurance Company ("Zurich") pursuant to which Scudder and Zurich have agreed to form an alliance. Under the terms of the Transaction Agreement, Zurich will acquire a majority interest in Scudder, and Zurich Kemper Investments, Inc. ("ZKI"), a Zurich subsidiary, will become part of Scudder. Scudder's name will be changed to Scudder Kemper Investments, Inc. ("Scudder Kemper"). The foregoing are referred to as the "Transactions." ZKI, a Chicago-based investment adviser and the adviser to the Kemper funds, has approximately $80 billion under management. The headquarters of Scudder Kemper will be in New York. Edmond D. Villani, Scudder's Chief Executive Officer, will continue as Chief Executive Officer of Scudder Kemper and will become a member of Zurich's Corporate Executive Board.


     Consummation of the Transactions would constitute an "assignment," as that term is defined in the 1940 Act, of the Fund's Current Investment Management Agreement with Scudder. As required by the 1940 Act, the Current Investment Management Agreement provides for its automatic termination in the event of its assignment. In anticipation of the Transactions, a new investment management, advisory and administration agreement (the "New Investment Management Agreement") between the Fund and Scudder Kemper is being proposed for approval by stockholders of the Fund. A copy of the form of the New Investment Management Agreement is attached hereto as Exhibit A. THE NEW INVESTMENT MANAGEMENT AGREEMENT FOR THE FUND IS IN ALL MATERIAL RESPECTS ON THE SAME TERMS AS THE CURRENT INVESTMENT MANAGEMENT AGREEMENT. Conforming changes are being recommended to the New Investment Management Agreement in order to promote consistency among all of the funds advised by Scudder and to permit ease of administration. The material terms of the Current Investment Management Agreement are described under "Description of the Current Investment Management Agreement" below. In addition, the terms of an existing Administration Agreement with Scudder are being incorporated in the New Investment Management Agreement (see "Differences Between the Current and New Investment Management Agreements," below.)

BOARD OF DIRECTORS RECOMMENDATION


     On August 6, 1997 the Board of the Fund, including the Directors who are not parties to such agreement or "interested persons" (as defined under the 1940
Act) ("Non-interested Directors") of any such party, voted to approve the New Investment Management Agreement and to recommend its approval to stockholders.


     For information about the Board's deliberations and the reasons for its recommendation, please see "Board of Directors Evaluation" below.

     The Board of the Fund recommends that stockholders vote in favor of the approval of the New Investment Management Agreement.

BOARD OF DIRECTORS EVALUATION


     On June 26 and 27, 1997, representatives of Scudder advised the Non-interested Directors of the Fund, by means of a telephone conference call and memorandum, that Scudder had entered into the Transaction Agreement. At that time, Scudder representatives described the general terms of the proposed Transactions and the perceived benefits for the Scudder organization and for its investment advisory clients.


     Scudder subsequently furnished the Non-interested Directors additional information regarding the proposed Transactions, including information regarding the terms of the proposed Transactions, and information regarding the Zurich and ZKI organizations. In a series of subsequent telephone conference calls and in-person meetings, the Non-interested Directors discussed this information among themselves and with representatives of Scudder and Zurich. They were assisted in their review of this information by their independent legal counsel.

     In the course of these discussions, Scudder advised the Non-interested Directors that it did not expect that the proposed Transactions would have a material effect on the operations of the Fund or its stockholders. Scudder has advised the Non-interested Directors that the Transaction Agreement, by its terms, does not contemplate any changes in the structure or operations of the Fund. Scudder representatives have informed the Non-interested Directors that Scudder intends to maintain the separate existence of the funds that Scudder and ZKI manage in their respective distribution channels. Scudder has also advised the Non-interested Directors that, although it expects that various portions of the ZKI organization would be combined with Scudder's operations, the senior executives of Scudder overseeing those operations will remain largely unchanged. It is possible, however, that changes in certain personnel currently involved in providing services to the Fund may result from future efforts to combine the strengths and efficiencies of both firms. In their discussions with the Non-interested Directors, Scudder representatives also emphasized the strengths of the Zurich organization and its commitment to provide the new Scudder Kemper organization with the resources necessary to continue to provide high quality services to the Fund and the other investment advisory clients of the new Scudder Kemper organization.


     The Board was advised that Scudder intends to rely on Section 15(f) of the 1940 Act, which provides a non-exclusive safe harbor for an investment adviser to an investment company or any of the investment adviser's affiliated persons (as defined under the 1940 Act) to receive any amount or benefit in connection with a change in control of the investment adviser so long as two conditions are met. First, for a period of three years after the transaction, at least 75% of the board members of the investment company must not be "interested persons" of the investment company's investment adviser or its predecessor adviser. On or prior to the consummation of the Transactions, the Board would be in compliance with this provision of Section 15(f). Second, an "unfair burden" must not be imposed upon the investment company as a result of such transaction or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden" is defined in Section 15(f) to include any arrangement during the two-year period after the transaction whereby the investment adviser, or any interested person of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its stockholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for such investment company). No such compensation agreements are contemplated in connection with the Transactions. Scudder has undertaken to pay the costs of preparing and distributing proxy materials to, and of holding the meeting of, the Fund's stockholders as well as other fees and expenses in connection with the Transactions, including the fees and expenses of legal counsel to the Fund and the Non-interested Directors.


     During the course of their deliberations, the Non-interested Directors considered a variety of factors, including the nature, quality and extent of the services furnished by Scudder to the Fund; the necessity of Scudder maintaining and enhancing its ability to retain and attract capable personnel to serve the Fund; the investment record of Scudder in managing the Fund; the increased complexity of the domestic and international securities markets; Scudder's profitability from advising the Fund; possible economies of scale; comparative data as to investment performance, advisory fees and other fees, including administrative fees, and expense ratios; the risks assumed by Scudder; the advantages and possible disadvantages to the Fund of having an adviser of the Fund which also serves other investment companies as well as other accounts; possible benefits to Scudder from serving as manager to the Fund and from affiliates of Scudder serving the Fund in various other capacities; current and developing conditions in the financial services industry, including the entry into the industry of large and well-capitalized companies which are spending, and appear to be prepared to continue to spend, substantial sums to engage personnel and to provide services to competing investment companies; and the financial resources of Scudder and the continuance of appropriate incentives to assure that Scudder will continue to furnish high quality services to the Fund.

     In addition to the foregoing factors, the Non-interested Directors gave careful consideration to the likely impact of the Transactions on the Scudder organization. In this regard, the Non-interested Directors considered, among other things, the structure of the Transactions which affords Scudder executives substantial autonomy over Scudder's operations and provides substantial equity participation and incentives for many Scudder employees; Scudder's and Zurich's commitment to Scudder's paying compensation adequate to attract and retain top quality personnel; Zurich's strategy for the development of its asset management business through Scudder; information regarding the financial resources and business reputation of Zurich; and the complementary nature of various aspects of the business of Scudder and ZKI and the intention to maintain separate Scudder and ZKI brands in the mutual fund business. Based on the foregoing, the Non-interested Directors concluded that the Transactions should cause no reduction in the quality of services provided to the Fund and believe that the Transactions should enhance Scudder's ability to provide such services.


     On August 6, 1997, the Directors of the Fund, including the Non-interested Directors of the Fund, approved the New Investment Management Agreement.


INFORMATION CONCERNING THE TRANSACTIONS AND ZURICH


     Under the Transaction Agreement, Zurich will pay $866.7 million in cash to acquire two-thirds of Scudder's outstanding shares and will contribute ZKI to Scudder for additional shares, following which Zurich will have a 79.1% fully diluted equity interest in the combined business. Zurich will then transfer a 9.6% fully diluted equity interest in Scudder Kemper to a defined compensation plan established for the benefit of Scudder and ZKI employees, as well cash and warrants on Zurich shares for award to Scudder employees, in each case subject to five-year vesting schedules. After giving effect to the Transactions, current Scudder stockholders will have a 29.6% fully diluted equity interest in Scudder Kemper and Zurich will have a 69.5% fully diluted interest in Scudder Kemper. Scudder's name will be changed to Scudder Kemper Investments, Inc. The purchase price for Scudder or for ZKI in the Transactions is subject to adjustment based on the impact to revenues of non-consenting clients, and will be reduced if the annualized investment management fee revenues (excluding the effect of market changes, but taking into account new assets under management) from clients at the time of closing, as a percentage of such revenues as of June 30, 1997 (the "Revenue Run Rate Percentage"), is less than 90%.

     At the closing, Zurich and the other stockholders of Scudder Kemper will enter into a Second Amended and Restated Security Holders Agreement (the "New SHA"). Under the New SHA, Scudder stockholders will be entitled to designate three of the seven members of the Scudder Kemper board and two of the four members of an Executive Committee, which will be the primary management-level committee of Scudder Kemper. Zurich will be entitled to designate the other four members of the Scudder Kemper board and other two members of the Executive Committee.

     The names, addresses and principal occupations of the initial Scudder-designated directors of Scudder Kemper are as follows: Lynn S. Birdsong, 345 Park Avenue, New York, New York, Managing Director of Scudder; Cornelia M. Small, 345 Park Avenue, New York, New York, Managing Director of Scudder; and Edmond D. Villani, 345 Park Avenue, New York, New York, President, Chief Executive Officer and Managing Director of Scudder.

     The names, addresses and principal occupations of the initial Zurich-designated directors of Scudder Kemper are as follows: Lawrence W. Cheng, Mythenquai 2, Zurich, Switzerland, Chief Investment Officer for Investments and Institutional Asset Management and the corporate functions of Securities and Real Estate for Zurich; Steven M. Gluckstern, Mythenquai 2, Zurich, Switzerland, responsible for Reinsurance, Structured Finance, Capital Market Products and Strategic Investments, and a member of the Corporate Executive Board of Zurich; Rolf Hueppi, Mythenquai 2, Zurich, Switzerland, Chairman of the Board and Chief Executive Officer of Zurich; and Markus Rohrbasser, Mythenquai 2, Zurich, Switzerland, Chief Financial Officer and member of the Corporate Executive Board of Zurich.

     The initial Scudder-designated Executive Committee members will be Messrs. Birdsong and Villani (Chairman). The initial Zurich-designated Executive Committee members will be Messrs. Cheng and Rohrbasser.

     The New SHA requires the approval of a majority of the Scudder-designated directors for certain decisions, including changing the name of Scudder Kemper, effecting a public offering before April 15, 2005, causing Scudder Kemper to engage substantially in non-investment management and related business, making material acquisitions or divestitures, making material changes in Scudder Kemper's capital structure, dissolving or liquidating Scudder Kemper, or entering into certain affiliated transactions with Zurich. The New SHA also provides for various put and call rights with respect to Scudder Kemper stock held by current Scudder employees, limitations on Zurich's ability to purchase other asset management companies outside of Scudder Kemper, rights of Zurich to repurchase Scudder Kemper stock upon termination of employment of Scudder Kemper personnel, and registration rights for stock held by continuing Scudder stockholders.

     The Transactions are subject to a number of conditions, including approval by Scudder stockholders; the Revenue Run Rate Percentages of Scudder and ZKI being at least 75%; Scudder and ZKI having obtained director and stockholder approvals from U.S.-registered funds representing 90% of assets of such funds under management as of June 30, 1997; the absence of any restraining order or injunction preventing the Transactions, or any litigation challenging the Transactions that is reasonably likely to result in an injunction or invalidation of the Transactions; and the continued accuracy of the representations and warranties contained in the Transaction Agreement. The Transactions are expected to close during the fourth quarter of 1997.

     The information set forth above concerning the Transactions has been provided to the Fund by Scudder, and the information set forth below concerning Zurich has been provided to the Fund by Zurich.

     Founded in 1872, Zurich is a multinational, public corporation organized under the laws of Switzerland. Its home office is located at Mythenquai 2, 8002 Zurich, Switzerland. Historically, Zurich's earnings have resulted from its operations as an insurer as well as from its ownership of its subsidiaries and affiliated companies (the "Zurich Insurance Group"). Zurich and the Zurich Insurance Group provide an extensive range of insurance products and services, and have branch offices and subsidiaries in more than 40 countries throughout the world. The Zurich Insurance Group is particularly strong in the insurance of international companies and organizations. Over the past few years, Zurich's global presence, particularly in the United States, has been strengthened by means of selective acquisitions.

DESCRIPTION OF THE CURRENT INVESTMENT MANAGEMENT AGREEMENT

     Under the Current Investment Management Agreement, subject to the supervision of the Board of Directors, Scudder provides the Fund with continuing investment management services. The Investment Manager manages the investment operations of the Fund and the composition of the Fund's portfolio, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives and policies. In so doing, the Investment Manager agrees to: provide supervision of the Fund's investments and determine from time to time what investments or securities will be purchased, retained, sold or loaned by the Fund, and what portion of the assets will be invested or held uninvested in cash; act in conformity with the Fund's Articles of Incorporation, By-Laws and Prospectus and with the instructions and directions of the Board of Directors of the Fund and conform and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations; maintain all books and records required to be maintained under the 1940 Act; render to the Board of Directors such periodic and special reports as the Board may reasonably request; and provide to the custodian to the Fund and the Fund on each business day information relating to all transactions concerning the Fund's assets.

     Further, the Investment Manager determines the securities to be purchased or sold by the Fund and places orders pursuant to its determinations with or through such persons, brokers or dealers in conformity with the policy with respect to brokerage as set forth in the Fund's Registration Statement and Prospectus or as the Board of Directors may direct from time to time. In providing the Fund with investment supervision, the Investment Manager agrees to give primary consideration to securing the most favorable price and efficient execution. Consistent with such policy, the Investment Manager may consider the financial responsibility, research and investment information and other services provided by brokers or dealer who may effect or be a party to any such transaction. In addition, the Investment Manager is authorized to aggregate securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution.


     Under the Current Investment Management Agreement the Investment Manager agrees to pay the salaries and expenses of all of its personnel and all expenses incurred by it arising out of its duties under such agreement other than those assumed by Scudder, acting as administrator (as such the "Administrator") to the Fund pursuant to the Administration Agreement. Under the Administration Agreement, the Administrator agrees to render administrative services to the Fund such as overseeing the determination of the Fund's net asset value in accordance with the Fund's policy as adopted from time to time by the Board of Directors, overseeing the maintenance of the books and records of the Fund required under Rule 31a-1(b)(4) under the 1940 Act, preparing the Fund's federal, state and local income tax returns, preparing the financial information for the Fund's proxy statements and annual reports to stockholders, preparing the Fund's periodic financial reports to the Securities and Exchange Commission, and responding to, or referring to the Fund's officers or transfer agent, stockholder inquiries relating to the Fund.


     In return for the services provided by the Investment Manager as investment manager, and the expenses it assumes under the Current Investment Management Agreement, the Fund pays the Investment Manager a monthly fee which, on an annual basis, is equal to 1.00% of the Fund's average weekly net assets. This fee is higher than advisory fees paid by most other investment companies, primarily because of the Fund's objective of investing in European securities and the additional time and expense required of the Investment Manager in pursuing such objective. During the fiscal year ended September 30, 1996, the fees paid to the Investment Manager under the Current Investment Management Agreement amounted to $693,672. In addition, for its services provided pursuant to the Administration Agreement, the Administrator receives a monthly fee at the annual rate of 0.20% of the Fund's average net assets, based on the net asset value on the last business day of each week. During the fiscal year ended September 30, 1996, the fees paid to the Investment Manager under the Administration Agreement amounted to $138,740.

     Under the Current Investment Management Agreement, the Investment Manager is permitted to provide investment advisory services to other clients, including clients which may invest in Spanish and Portuguese issuers.

     The Current Investment Management Agreement may be terminated at any time without payment of penalty by the Board of Directors, by vote of holders of a majority of the outstanding voting securities of the Fund, or by the Investment Manager on not more than 60 days' or less than 30 days' written notice. The Current Investment Management Agreement automatically terminates in the event of its assignment (as defined under the 1940 Act).

     The Current Investment Management Agreement provides that the Investment Manager is not liable for any error of judgment or any loss suffered by the Fund, in connection with matters to which the Current Investment Management Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Manager in the performance of its duties or from reckless disregard by the Investment Manager of its obligations and duties under the Current Investment Management Agreement.


     Scudder has acted as the Investment Manager for the Fund since the Fund commenced operations on August 25, 1987. The Current Investment Management Agreement is dated April 1, 1992, and was last approved by the Directors on October 30, 1996 and by the stockholders of the Fund on June 15, 1992 and continues until October 31, 1997. The purpose of the last submission to stockholders of the Current Investment Management Agreement was to approve such agreement.


THE NEW INVESTMENT MANAGEMENT AGREEMENT


     The New Investment Management Agreement for the Fund will be dated as of the date of the consummation of the Transactions, which is expected to occur in the fourth quarter of 1997, but in no event later than February 28, 1998. The New Investment Management Agreement will be in effect for an initial term ending on the date which is one year from the date of its execution, and may continue thereafter from year to year only if specifically approved at least annually by the vote of "a majority of the outstanding voting securities" of the Fund, or by the Board and, in either event, the vote of a majority of the Non-interested Directors, cast in person at a meeting called for such purpose. In the event that stockholders of the Fund do not approve the New Investment Management Agreement, the Current Investment Management Agreement and the Administration Agreement will each remain in effect until the closing of the Transactions, at which time each would terminate. The Board of the Fund will take such action, if any, as it deems to be in the best interest of the Fund and its stockholders. In the event the transactions are not consummated, Scudder will continue to provide services to the Fund in accordance with the terms of the Current Investment Management Agreement and the Administration Agreement for such periods as may be approved at least annually by the Board, including a majority of the Non-interested Directors.

DIFFERENCES BETWEEN THE CURRENT AND NEW INVESTMENT MANAGEMENT AGREEMENTS

     The New Investment Management Agreement is substantially the same as the Current Investment Management Agreement in all material respects. The New Investment Management Agreement reflects conforming changes that have been made in order to promote consistency among all the funds to be advised by Scudder Kemper and to permit ease of administration. The New Investment Management Agreement may therefore differ from the Current Investment Management Agreement with respect to the form of the agreement and the detail of the description of certain provisions, but the terms of the New Investment Management Agreement do not differ materially from those of the Current Investment Management Agreement.

     In addition, the Fund proposes to clarify the scope of the licensing provisions governing the use of the Scudder name. Specifically, the New Investment Management Agreement identifies Scudder Kemper as the exclusive licensee of the rights to use and sublicense the names "Scudder," "Scudder Kemper Investments, Inc." and "Scudder, Stevens & Clark, Inc." (together the "Scudder Marks"). Under this license, the Fund has the nonexclusive right to use the sublicense and Scudder name and mark as part of its name, and to use the Scudder Marks in the Fund's investment products and services. This license continues only as long as the New Investment Management Agreement is in place, and only as long as Scudder Kemper continues to be a licensee of the Scudder Marks from Scudder Trust Company, which is the owner and licensor of the Scudder Marks. As a condition of the license, the Fund undertakes certain responsibilities and agrees to certain restrictions, such as agreeing not to challenge the validity of the Scudder Marks or ownership by Scudder Trust Company and the obligation to use the name within commercially reasonable standards of quality. In the event the agreement is terminated, the Fund must not use a name likely to be confused with those associated with the Scudder Marks.

     Further, the New Investment Management Agreement provides that the Investment Manager will not make a short sale of any capital stock of the Fund or purchase any share of the capital stock of the Fund otherwise than for investment. The New Investment Management Agreement will also clarify that such agreement supersedes all prior agreements.

     Finally, for ease of administration, the New Investment Management Agreement incorporates, in all material respects, the terms of the Administration Agreement, and the Administration Agreement will terminate as a stand alone document upon execution of the New Investment Management Agreement. The fees paid by the Fund will remain the same. The New Investment Management Agreement provides for a fee of 1.20% of the Fund's average net assets, which is equal to the aggregate amount of the current fees paid by the Fund under each of the Current Investment Management Agreement and the Administration Agreement.

INVESTMENT MANAGER

     Scudder is one of the most experienced investment counsel firms in the United States. It was established in 1919 as a partnership and was restructured as a Delaware corporation in 1985. The principal source of Scudder's income is professional fees received from providing continuing investment advice. Scudder provides investment counsel for many individuals and institutions, including insurance companies, endowments, industrial corporations and financial and banking organizations.


     Scudder is a Delaware corporation. Daniel Pierce* is the Chairman of the Board of Scudder, Edmond D. Villani# is President and Chief Executive Officer of Scudder, Stephen R. Beckwith#, Lynn S. Birdsong#, Nicholas Bratt#, E. Michael Brown*, Mark S. Casady*, Linda C. Coughlin*, Margaret D. Hadzima*, Jerard K. Hartman#, Richard A. Holt@, John T. Packard+, Kathryn L. Quirk#, Cornelia M. Small# and Stephen A. Wohler* are the other members of the Board of Directors of Scudder (see footnote for symbol key). The principal occupation of each of the above named individuals is serving as a Managing Director of Scudder.


     All of the outstanding voting and nonvoting securities of Scudder are held of record by Stephen R. Beckwith, Juris Padegs#, Daniel Pierce, and Edmond D. Villani in their capacity as the representatives of the beneficial owners of such securities (the "Representatives"), pursuant to a Security Holders' Agreement among Scudder, the beneficial owners of securities of Scudder and such Representatives. Pursuant to the Security Holders' Agreement, the Representatives have the right to reallocate shares among the beneficial owners from time to time. Such reallocations will be at net book value in cash transactions. All Managing Directors of Scudder own voting and nonvoting stock and all Principals of Scudder own nonvoting stock.

     Directors, officers and employees of Scudder from time to time may enter into transactions with various banks, including the Fund's custodian bank. It is Scudder's opinion that the terms and conditions of those transactions will not be influenced by existing or potential custodial or other Fund relationships.

     Scudder Fund Accounting Corporation ("SFAC"), a subsidiary of Scudder, computes net asset value and provides fund accounting services for the Fund. Scudder Service Corporation ("SSC"), also a subsidiary of Scudder, is the shareholding agent for the Fund. For the fiscal year ended September 30, 1996, the fees paid to SFAC and SSC by the Fund were $43,734 and $15,000, respectively. SFAC and SSC will continue to provide fund accounting and shareholding services to the Fund under the current arrangements if the New Investment Management Agreement is approved.

------------------------------

*   Two International Place, Boston, Massachusetts
#  345 Park Avenue, New York, New York
@ Two Prudential Plaza, 180 North Stetson, Suite 5400, Chicago, Illinois + 101 California Street, San Francisco, California

     Exhibit B sets forth the fees and other information regarding certain other investment companies advised by Scudder.


BROKERAGE COMMISSIONS ON PORTFOLIO TRANSACTIONS

     To the maximum extent feasible, Scudder places orders for portfolio transactions through Scudder Investor Services, Inc., Two International Place, Boston, Massachusetts 02110 (the "Distributor") (a corporation registered as a broker/dealer and a subsidiary of Scudder), which in turn places orders on behalf of the Fund with issuers, underwriters or other brokers and dealers. In selecting brokers and dealers with which to place portfolio transactions for the Fund, Scudder will not consider sales of shares of funds currently advised by ZKI, although it may place such transactions with brokers and dealers that sell shares of funds currently advised by ZKI. The Distributor receives no commissions, fees or other remuneration from the Fund for this service. Allocation of portfolio transactions is supervised by Scudder.

REQUIRED VOTE

     Approval of this Proposal requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund. The Directors recommend that the stockholders vote in favor of this Proposal 1.

                             ADDITIONAL INFORMATION

GENERAL


     The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and Proxy Statement and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, telephone or telegraph, will be paid by Scudder. In addition to solicitation by mail, certain Officers and representatives of the Fund, officers and employees of Scudder and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally.


     Shareholder Communications Corporation ("SCC") has been engaged to assist in the solicitation of proxies. As the Meeting date approaches, certain stockholders of the Fund may receive a telephone call from a representative of SCC if their vote has not yet been received. Authorization to permit SCC to execute proxies may be obtained by telephonic or electronically transmitted instructions from stockholders of the Fund. Proxies that are obtained telephonically will be recorded in accordance with the procedures set forth below. These procedures have been reasonably designed to ensure that the identity of the stockholder casting the vote is accurately determined and that the voting instructions of the stockholder are accurately determined.

     In all cases where a telephonic proxy is solicited, the SCC representative is required to ask for each stockholder's full name, address, social security or employer identification number, title (if the stockholder is authorized to act on behalf of an entity, such as a corporation), and the number of shares owned and to confirm that the stockholder has received the Proxy Statement and card in the mail. If the information solicited agrees with the information provided to SCC, then the SCC representative has the responsibility to explain the process, read the proposal listed on the proxy card, and ask for the stockholder's instructions on such proposal. The SCC representative, although he or she is permitted to answer questions about the process, is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in the Proxy Statement. SCC will record the stockholder's instructions on the card. Within 72 hours, the stockholder will be sent a letter or mailgram to confirm his or her vote and asking the stockholder to call SCC immediately if his or her instructions are not correctly reflected in the confirmation.



     If the stockholder wishes to participate in the Meeting, but does not wish to give his or her proxy by telephone, the stockholder may still submit the proxy card originally sent with the Proxy Statement or attend in person. Should stockholders require additional information regarding the proxy or replacement proxy cards, they may contact SCC toll-free at 1-800-733-8481, ext. 488. Any proxy given by a stockholder, whether in writing or by telephone, is revocable.


PROPOSALS OF STOCKHOLDERS

     Stockholders wishing to submit proposals to be presented at the 1998 meeting of stockholders of the Fund should send their written proposals to the Secretary of the Fund, c/o Scudder, Stevens & Clark, Inc., 345 Park Avenue, New York, New York 10154, within a reasonable time before the solicitation of proxies for such meeting.

OTHER MATTERS TO COME BEFORE THE MEETING


     The Board of Directors of the Fund is not aware of any matters that will be presented for action at the Meeting other than the matter set forth herein. Should any other matters requiring a vote of stockholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of the Fund.


PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By order of the Board of Directors,

/s/ Thomas F. McDonough

Thomas F. McDonough
Secretary

                                                                       EXHIBIT A

                                  FORM OF NEW
                              INVESTMENT ADVISORY,
                    MANAGEMENT AND ADMINISTRATION AGREEMENT

     AGREEMENT, dated and effective as of                between SCUDDER SPAIN
AND PORTUGAL FUND, INC., a Maryland corporation (herein referred to as the "Fund"), and SCUDDER KEMPER INVESTMENTS, INC., a Delaware corporation (herein referred to as the "Manager").

                                  WITNESSETH:

     That in consideration of the mutual covenants herein contained, it is agreed by the parties as follows:


          1. The Manager hereby undertakes and agrees, upon the terms and conditions herein set forth, (i) to make investment decisions for the Fund, to prepare and make available to the Fund research and statistical data in connection therewith and to supervise the acquisition and disposition of securities by the Fund, including the selection of brokers or dealers to carry out the transactions, all in accordance with the Fund's investment objectives and policies and in accordance with guidelines and directions from the Fund's Board of Directors; (ii) to assist the Fund as it may reasonably request in the conduct of the Fund's business, subject to the direction and control of the Fund's Board of Directors; (iii) to maintain or cause to be maintained for the Fund all books, records, reports and any other information required under the Investment Company Act of 1940, as amended, (the "1940 Act") to the extent that such books, records and reports and other information are not maintained or furnished by the custodian or other agents of the Fund; (iv) to furnish at the Manager's expense for the use of the Fund such office space and facilities as the Fund may require for its reasonable needs in the City of New York and to furnish at the Manager's expense clerical services in the United States related to research, statistical and investment work; (v) to render to the Fund administrative services such as preparing reports to and meeting materials for the Fund's Board of Directors and reports and notices to stockholders, preparing and making filings with the Securities and Exchange Commission (the "SEC") and other regulatory and self-regulatory organizations, including preliminary and definitive proxy materials and post-effective amendments to the Fund's registration statement on Form N-2 under the Securities Act of 1933, as amended, and the 1940 Act, as amended from time to time, providing assistance in certain accounting and tax matters and investor and public relations, monitoring the valuation of portfolio securities, assisting in the calculation of net asset value and calculation and payment of distributions to stockholders, and overseeing arrangements with the Fund's custodian, including the maintenance of books and records of the Fund; and (vi) to pay the reasonable salaries, fees and expenses of such of the Fund's officers and employees (including the Fund's shares of payroll taxes) and any fees and expenses of such of the Fund's directors as are directors, officers or employees of the Manager; provided, however, that the Fund, and not the Manager, shall bear travel expenses (or an appropriate portion thereof) of directors and officers of the Fund who are directors, officers or employees of the Manager to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Fund or any committees thereof or advisers thereto. The Manager shall bear all expenses arising out of its duties hereunder but shall not be responsible for any expenses of the Fund other than those specifically allocated to the Manager in this paragraph 1 and shall not be responsible for any expenses assumed by the administrator of the Fund pursuant to the Administration Agreement. In particular, but without limiting the generality of the foregoing, the Manager shall not be responsible, except to the extent of the reasonable compensation of such of the Fund's employees as are directors, officers or employees of the Manager whose services may be involved, for the following expenses of the Fund: organization and certain offering expenses of the Fund (including out-of-pocket expenses, but not including overhead or employee costs of the Manager or of any one or more organizations retained by the Fund or by the Manager as an advisor or consultant to the Fund); fees payable to the Manager and to any advisor or consultants, including an advisory board, if applicable; legal expenses; auditing and accounting expenses; telephone, telex, facsimile, postage and other communication expenses; taxes and governmental fees; stock exchange listing fees; fees, dues and expenses incurred by the Fund in connection with membership in investment company trade organizations; fees and expenses of the Fund's custodians, subcustodians, transfer agents and registrars; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates and other expenses in connection with the issuance, offering, distribution, sale or underwriting of securities issued by the Fund; expenses of registering or qualifying securities of the Fund for sale; expenses relating to investor and public relations; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Fund; expenses of preparing and distributing reports, notices and dividends to stockholders; costs of stationery; costs of stockholders' and other meetings; litigation expenses; or expenses relating to the Fund's dividend reinvestment and cash purchase plan (except for brokerage expenses paid by participants in such plan).

          2. As exclusive licensee of the rights to use and sublicense the use of the "Scudder" and "Scudder Kemper Investments, Inc."/"Scudder, Stevens & Clark" trademarks (together, the "Scudder Marks"), the Manager hereby grants the Fund a nonexclusive right and sublicense to use (i) the "Scudder" name and mark as part of the Fund's name (the "Fund Name"), and (ii) the Scudder Marks in connection with the Fund's investment products and services, in each case only for so long as this Agreement, any other investment management agreement between the Fund and the Manager (or any organization which shall have succeeded to the Manager's business as investment manager (the "Manager's Successor")), or any extension, renewal or amendment hereof or thereof remains in effect, and only for so long as the Manager is a licensee of the Scudder Marks, provided, however, that the Manager agrees to use its best efforts to maintain its license to use and sublicense the Scudder Marks. The Fund agrees that it shall have no right to sublicense or assign rights to use the Scudder Marks, shall acquire no interest in the Scudder Marks other than the rights granted herein, that all of the Fund's uses of the Scudder Marks shall inure to the benefit of Scudder Trust Company as owner and licensor of the Scudder Marks (the "Trademark Owner"), and that the Fund shall not challenge the validity of the Scudder Marks or the Trademark Owner's ownership thereof. The Fund further agrees that all services and products it offers in connection with the Scudder Marks shall meet commercially reasonable standards of quality, as may be determined by the Manager or the Trademark Owner from time to time, provided that the Manager acknowledges that the services and products the Fund rendered during the one-year period preceding the date of this Agreement are acceptable. At your reasonable request, the Fund shall cooperate with the Manager and the Trademark Owner and shall execute and deliver any and all documents necessary to maintain and protect (including but not limited to in connection with any trademark infringement action) the Scudder Marks and/or enter the Fund as a registered user thereof. At such time as this Agreement or any other investment management agreement shall no longer be in effect between the Manager (or the Manager's Successor) and the Fund, or the Manager no longer is a licensee of the Scudder Marks, the Fund shall (to the extent that, and as soon as it lawfully can) cease to use the Fund Name or any other name indicating that it is advised by, managed by or otherwise connected with the Manager (or the Manager's Successor) or the Trademark Owner. In no event shall the Fund use the Scudder Marks or any other name or mark confusingly similar thereto (including, but not limited to, any name or mark that includes the name "Scudder") if this Agreement or any other investment advisory agreement between the Manager (or the Manager's Successor) and the Fund is terminated.


          3. The Fund agrees to pay to the Manager in United States dollars, as full compensation for the services to be rendered and expenses to be borne by the Manager hereunder, a monthly fee which, on an annual basis, is equal to 1.20% per annum of the value of the Fund's average weekly net assets. Each payment of a monthly fee to the Manager shall be made within the ten days next following the day as of which such payment is so computed. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

          The value of the net assets of the Fund shall be determined pursuant to the applicable provisions of the Articles of Incorporation and By-laws of the Fund, as amended from time to time.

          4. The Manager agrees that it will not make a short sale of any capital stock of the Fund or purchase any share of the capital stock of the Fund otherwise than for investment.

          5. In executing transactions for the Fund and selecting brokers or dealers, the Manager shall use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any Fund transaction, the Manager shall consider on a continuing basis all factors it deems relevant, including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Manager may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of
     1934) provided to the Fund and/or other accounts over which the Manager or an affiliate exercises investment discretion.

          6. Nothing herein shall be construed as prohibiting the Manager from providing investment advisory services to, or entering into investment advisory agreements with, other clients (including other registered investment companies), including clients which may invest in securities of Spanish or Portuguese issuers, or from utilizing (in providing such services) information furnished to the Manager by advisors and consultants to the Fund and others; nor shall anything herein be construed as constituting the Manager as an agent of the Fund.

          Whenever the Fund and one or more other accounts or investment companies advised by the Manager have available funds for investment, investments suitable and appropriate for each shall be allocated in accordance with procedures believed by the Manager to be equitable to each entity. Similarly, opportunities to sell securities shall be allocated in a manner believed by the Manager to be equitable. The Fund recognizes that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Fund. In addition, the Fund acknowledges that the persons employed by the Manager to assist in the performance of the Manager's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Manager or any affiliate of the Manager to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

          7. The Manager may rely on information reasonably believed by it to be accurate and reliable. Neither the Manager nor its officers, directors, employees or agents shall be subject to any liability for any act or omission, error of judgment or mistake of law, or for any loss suffered by the Fund, in the course of, connected with or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith, or gross negligence on the part of the Manager in the performance of its duties or by reason of reckless disregard on the part of the Manager of its obligations and duties under this Agreement. Any person, even though also employed by the Manager, who may be or become an employee of the Fund and paid by the Fund shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Fund and not as an employee or agent of the Manager.


          8. This Agreement shall remain in effect until the date which is one year from the day and year first written above, and shall continue in effect thereafter, but only so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Fund's Board of Directors who are not parties to this Agreement or interested persons of any party to this Agreement, or of any entity regularly furnishing investment advisory services with respect to the Fund pursuant to an agreement with any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and
     (ii) a majority of the Fund's Board of Directors or the holders of a majority of the outstanding voting securities of the Fund. This Agreement may nevertheless be terminated at any time without penalty, on 60 days' written notice, by the Fund's Board of Directors, by vote of holders of a majority of the outstanding voting securities of the Fund, or by the Manager.


          This Agreement shall automatically be terminated in the event of its assignment, provided that an assignment to a corporate successor to all or substantially all of the Manager's business or to a wholly-owned subsidiary of such corporate successor which does not result in a change of actual control or management of the Manager's business shall not be deemed to be an assignment for the purposes of this Agreement. Any notice to the Fund or the Manager shall be deemed given when received by the addressee.


          9. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto, except as permitted under the 1940 Act or rules and regulations adopted thereunder. It may be amended by mutual agreement, but only after authorization of such amendment by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Fund, and (ii) a majority of the members of the Fund's Board of Directors who are not parties to this Agreement or interested persons of any party to this Agreement, or of any entity regularly furnishing investment advisory services with respect to the

     Fund pursuant to an agreement with any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.


          10. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act. As used herein, the terms "interested person," "assignment," and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act.


          11. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.


        12. This Agreement supersedes all prior investment advisory, management, and/or administration agreements in effect between the Fund and the Manager.

     IN WITNESS WHEREOF, the parties have executed this Agreement by their officers thereunto duly authorized as of the day and year first written above.

                                   SCUDDER SPAIN AND PORTUGAL FUND, INC.

                                   By:
                 ---------------------------------------------------------------
                                       President

                                   SCUDDER KEMPER INVESTMENTS, INC.

                                   By:
                 ---------------------------------------------------------------

                                                                       EXHIBIT B


                    INVESTMENT OBJECTIVES AND ADVISORY FEES

          FOR CERTAIN FUNDS ADVISED BY SCUDDER, STEVENS & CLARK, INC.



                                                                                             PROGRAM
            FUND                            OBJECTIVE                    FEE RATE            ASSETS*
-----------------------------   ---------------------------------   -------------------   --------------
GLOBAL GROWTH
 Scudder Global Fund            Long-term growth of capital         1.000% to             $1,604,465,769
                                through investment in a             $500 million
                                diversified portfolio of            0.950% next
                                marketable foreign and domestic     $500 million
                                securities, primarily equity        0.900% thereafter
                                securities.
 Institutional International    Long-term growth of capital         0.900% of             $   17,897,508
   Equity Portfolio             primarily through a diversified     net assets+
                                portfolio of marketable foreign
                                equity securities.
 Scudder International Growth   Long-term growth of capital and     1.000% of             $   25,631,898**
   and Income Fund              current income primarily from       net assets+
                                foreign equity securities
 Scudder International Fund     Long-term growth of capital         0.900% to             $2,583,030,686
                                primarily through a diversified     $500 million
                                portfolio of marketable foreign     0.850% next
                                equity securities.                  $500 million
                                                                    0.800% next
                                                                    $1 billion
                                                                    0.750% next
                                                                    $1 billion
                                                                    0.700% thereafter
 Scudder Global Discovery       Above-average capital               1.100% of             $  350,829,980
   Fund                         appreciation over the long-term     net assets
                                by investing primarily in the
                                equity securities of small
                                companies located throughout the
                                world.
 Scudder Emerging Markets       Long-term growth of capital         1.250% of             $   75,793,693
   Growth Fund                  primarily through equity            net assets+
                                investments in emerging markets
                                around the globe.
 Scudder Greater Europe         Long-term growth of capital         1.000% of             $  120,300,058
   Growth Fund                  through investment primarily in     net assets
                                the equity securities of European
                                companies.
 Scudder Pacific                Long-term growth of capital         1.100% of             $  329,391,540
   Opportunities Fund           primarily through investment in     net assets
                                the equity securities of Pacific
                                Basin companies, excluding Japan.
 Scudder Latin America Fund     Long-term capital appreciation      Effective 9/11/97:    $  621,914,690
                                through investment primarily in     1.250% to
                                the securities of Latin American    $1 billion
                                issuers.                            1.150% thereafter
---------------
 * Program assets are shown as of a Fund's most recent fiscal year end unless otherwise indicated.
 ** Program assets as of 6/30/97.
 + Subject to waivers and/or expense limitations.

                                                                                             PROGRAM
            FUND                            OBJECTIVE                    FEE RATE            ASSETS*
-----------------------------   ---------------------------------   -------------------   --------------
 The Japan Fund, Inc.           Long-term capital appreciation      0.850% to             $  385,963,962
                                through investment primarily in     $100 million
                                equity securities of Japanese       0.750% next
                                companies.                          $200 million
                                                                    0.700% next
                                                                    $300 million
                                                                    0.650% thereafter
CLOSED-END FUNDS
 The Argentina Fund, Inc.       Long-term capital appreciation      Adviser:              $  117,596,046
                                through investment primarily in     Effective 11/1/97:
                                equity securities of Argentine      1.100% of
                                issuers.                            net assets
                                                                    Sub-Adviser:
                                                                    Paid by Adviser.
                                                                    0.160% of
                                                                    net assets
 The Brazil Fund, Inc.          Long-term capital appreciation      1.200% to             $  417,981,869
                                through investment primarily in     $150 million
                                equity securities of Brazilian      1.050% next
                                issuers.                            $150 million
                                                                    1.000% thereafter
                                                                    Effective 10/29/97:
                                                                    1.200% to
                                                                    $150 million
                                                                    1.050% next
                                                                    $150 million
                                                                    1.000% next
                                                                    $200 million
                                                                    0.900% thereafter
                                                                    Administrator:
                                                                    Receives an annual
                                                                    fee of $50,000
 The Korea Fund, Inc.           Long-term capital appreciation      Adviser:              $  661,690,073
                                through investment primarily in     1.150% to
                                equity securities of Korean         $50 million
                                companies.                          1.100% next
                                                                    $50 million
                                                                    1.000% next
                                                                    $250 million
                                                                    0.950% next
                                                                    $400 million
                                                                    0.900% thereafter
                                                                    Sub-Adviser -
                                                                    Daewoo:
                                                                    Paid by Adviser.
                                                                    0.2875% to
                                                                    $50 million
                                                                    0.275% next
                                                                    $50 million
                                                                    0.250% next
                                                                    $250 million
                                                                    0.2375% next
                                                                    $400 million
                                                                    0.225% thereafter
---------------
 * Program assets are shown as of a Fund's most recent fiscal year end unless otherwise indicated.

                                                                                             PROGRAM
            FUND                            OBJECTIVE                    FEE RATE            ASSETS*
-----------------------------   ---------------------------------   -------------------   --------------
 Scudder New Asia Fund, Inc.    Long-term capital appreciation      1.250% to             $  133,363,686
                                through investment primarily in     $75 million
                                equity securities of Asian          1.150% next
                                companies.                          $125 million
                                                                    1.100% thereafter
 Scudder New Europe Fund,       Long-term capital appreciation      1.250% to             $  266,418,730
   Inc.                         through investment primarily in     $75 million
                                equity securities of companies      1.150% next
                                traded on smaller or emerging       $125 million
                                European markets and companies      1.100% thereafter
                                that are viewed as likely to
                                benefit from changes and
                                developments throughout Europe.
 Scudder Spain and Portugal     Long-term capital appreciation      Adviser:              $   75,127,194
   Fund, Inc.                   through investment primarily in     1.000% of
   (formerly The First          equity securities of Spanish &      net assets
   Iberian Fund, Inc.)          Portuguese issuers.                 Administrator:
                                                                    0.200% of
                                                                    net assets
 Scudder World Income           High income and, consistent         1.200% of             $   54,488,637
   Opportunities Fund, Inc.     therewith, capital appreciation.    net assets
---------------
 * Program assets are shown as of a Fund's most recent fiscal year end unless otherwise indicated.

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

PROXY                                                                      PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              SPECIAL MEETING OF STOCKHOLDERS -- OCTOBER 21, 1997

    The undersigned hereby appoints Paul Elmlinger, Daniel Pierce and Wilson Nolen and each of them, the proxies of the undersigned, with the power of substitution to each of them, to vote all shares of Scudder Spain and Portugal Fund, Inc. (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Fund to be held at the offices of Scudder, Stevens & Clark, Inc., 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154, on Tuesday, October 21, 1997 at 10:00 a.m., eastern time, and at any adjournments thereof.

    UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, THE UNDERSIGNED'S VOTE WILL BE CAST FOR EACH NUMBERED ITEM LISTED BELOW.

    The Board members of your Fund, including those who are not affiliated with the Fund or Scudder, recommend that you vote FOR each item.

1. To approve the new Investment Management, Advisory and Administration Agreement between the Fund and Scudder Kemper Investments, Inc.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

                           [continued on other side]

    The proxies are authorized to vote in their discretion on any other business which may properly come before the meeting and any adjournments thereof.

                                      Please sign exactly as your name or names appear. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

                                      ------------------------------------------
                                              (Signature of Stockholder)

                                      ------------------------------------------
                                          (Signature of joint owner, if any)

                                      Dated,

-------------------------------------------------------------------------------,
                                      1997

              PLEASE SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE
                             NO POSTAGE IS REQUIRED